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                                                                       EXHIBIT 5





                                 July 19, 1995





Corrections Corporation of America
102 Woodmont Boulevard, Suite 800
Nashville, Tennessee  37205

Re: Registration Statement on Form S-8 relating to Corrections Corporation of America 1995 Employee Stock Incentive Plan

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1995 Employee Stock Incentive Plan (the "Plan") filed by you with the Securities and Exchange Commission covering 1,000,000 shares of common stock, $1.00 par value ("Common Stock") issuable pursuant to the Plan.

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         In such examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all corporate records, documents and instruments submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, (iv) the authenticity of the originals of such photostatic, certified or conformed copies, and (v) compliance at all times with the terms of the Plan and the options granted thereunder, by the Company, its employees, officers, Board of Directors, any committees appointed to administer the Plan, and the holders of options or shares of stock granted pursuant to the Plan.

         Based upon such examination and in reliance thereon, we are of the opinion that upon the granting of options under the Plan in accordance with the terms and conditions thereof, the exercise of such options, and the issuance of shares in accordance with the terms and conditions of such Plan and such options, including receipt prior to issuance by the Company of the full consideration
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Corrections Corporation of America
July 19, 1995
Page 2



for the shares, the shares will be validly issued, fully paid, and nonassessable shares of Common Stock.

         We hereby consent to the reference to our firm in the Registration Statement under the caption "Interests of Named Experts of Counsel" and to the use of this opinion as Exhibit 5 to the Registration Statement.

                                         Very truly yours,

                                         STOKES & BARTHOLOMEW, P.A.